SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               AMF BOWLING, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                   [AMF LOGO]




                               AMF Bowling, Inc.
                                8100 AMF Drive
                            Richmond, Virginia 23111






                   ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 19, 1998
                   ----------------------------------------
     The 1998 annual meeting of shareholders (the "Meeting") of AMF Bowling, Inc. (the "Company") will be held at 7313 Bell Creek Road, Mechanicsville, Virginia on Tuesday, May 19, 1998 at 9:30 a.m., Eastern Standard Time.

The purposes of the Meeting are:

     (1) To elect the Company's Board of Directors;

     (2) To consider and vote upon the Company's 1998 Stock Incentive Plan;

     (3) To ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company for the year ending December 31, 1998; and

     (4) To transact such other business as may properly come before the Meeting or any adjournments thereof.

     Shareholders of record at the close of business on March 23, 1998 (the "Record Date") will receive notice of and be entitled to vote at the Meeting. Copies of the annual report of the Company and the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 1997 are being mailed along with the Proxy Statement to each shareholder of record as of the Record Date.

     Shareholders are urged to execute the enclosed proxy and return it promptly in the enclosed envelope whether or not they expect to attend the Meeting. Any shareholder attending the Meeting may vote in person even if he or she has returned a proxy.

                                        By order of the Board of Directors,

                                        /s/ SUZANNE B. ROSKI
                                        --------------------------
                                        SUZANNE B. ROSKI
                                        Secretary

April 13, 1998

                               AMF BOWLING, INC.
                                8100 AMF Drive
                           Richmond, Virginia 23111
                                ---------------
                                PROXY STATEMENT
                                ---------------
            Annual Meeting of Shareholders to be held May 19, 1998


Solicitation and Revocation of Proxies

     This Proxy Statement, along with the annual report of AMF Bowling, Inc. (the "Company") and the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 1997, are first being mailed to shareholders on or about April 13, 1998. The enclosed proxy is being solicited by the Board of Directors (the "Board") for use at the 1998 annual meeting of shareholders on Tuesday, May 19, 1998 at 9:30 a.m., Eastern Standard Time (the "Meeting"). In addition to the solicitation by mail, proxies may be solicited in person or by telephone, telegraph or electronic means. Solicitation on behalf of the Company may be made by directors, officers and regular employees of the Company, without compensation other than regular compensation, and representatives of Chase Mellon Shareholder Services, L.L.C., a proxy solicitation firm which will assist in the solicitation of proxies of shareholders of record and those whose shares are held in street name by brokers, banks or other institutions for a fee of $2,500, plus reasonable expenses.

     Any proxy given pursuant to this solicitation may be revoked by written notice or delivery of another proxy to the Company's Secretary at any time before it is voted. Notice of revocation should be provided in writing signed by the shareholder in the same manner as the proxy being revoked. A proxy, if executed and not revoked, will be voted FOR the election of the nominees for director named herein, FOR the adoption of the 1998 Stock Incentive Plan and FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for 1998, unless it contains specific instructions to the contrary, in which event it will be voted in accordance with such instructions.


Company Background

     On May 1, 1996, investors led by affiliates of Goldman, Sachs & Co. (the "Investors") acquired the stock and certain related businesses of predecessor companies of the Company (the "Acquisition"). The Company currently owns all of the outstanding capital stock of AMF Group Holdings Inc. ("Group Holdings"), which in turn owns all of the outstanding capital stock of AMF Bowling Worldwide, Inc. ("Bowling Worldwide"). The Company and Group Holdings are holding companies, whose principal assets are comprised of investments in subsidiaries. The operations of the Company, which are comprised principally of the ownership and operation of bowling centers and the manufacture and distribution of bowling equipment, are conducted through Bowling Worldwide and its subsidiaries and affiliates.

     When used in this Proxy Statement, except where the context clearly requires otherwise, references to the "Company" means AMF Bowling, Inc. and its subsidiaries and their combined operations.

     In connection with the Acquisition, the Investors entered into a Stockholders Agreement (the "Stockholders Agreement") described below under "Certain Relationships and Related Transactions -- Stockholders Agreement." Since the Acquisition, other shareholders of the Company, including certain members of management of the Company, participants in the Company's 1996 Stock Incentive Plan and transferees of the Company's Common Stock, $.01 par value per share (the "Common Stock"), have also executed the Stockholders Agreement. The Stockholders Agreement contains a number of provisions governing the relationships between the parties to the Stockholders Agreement and the Company, including provisions giving certain of the Investors the right to nominate certain members of the Board and requiring parties to the Stockholders Agreement to vote their shares of Common Stock in favor of the persons nominated by Investors to be directors and otherwise vote such shares on other matters in a manner not inconsistent with the terms of the Stockholders Agreement.

     On November 7, 1997, the Company's Common Stock became publicly traded as a result of a public offering (the "Initial Public Offering") and was listed on the New York Stock Exchange. As a result of the Initial Public Offering and listing, the Board undertook a number of new corporate governance initiatives, including the creation of an Audit Committee and a Compensation Committee.

Voting Rights

     On March 23, 1998 (the "Record Date"), 59,694,244 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote.

     Votes will be tabulated by one or more inspectors of election. The election for each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. The affirmative vote of the holders of a majority of the votes cast will be required to act on all other matters to come before the Meeting, including the approval of the 1998 Stock Incentive Plan (the "1998 Plan") and the ratification of the appointment of Arthur Andersen LLP as the independent public accountants for the Company for 1998.

     The required quorum for the transaction of business at the Meeting will be a majority of the shares of Common Stock issued and outstanding on the Record Date. Abstentions and broker non-votes will be included in determining the presence of a quorum. Abstentions will be considered present and entitled to vote with respect to determining the total number of shares entitled to vote on a matter. Broker non-votes will not be considered for purposes of determining the number of shares entitled to vote with respect to the particular proposal on which the broker has expressly not voted. Neither abstentions nor broker non-votes will have any effect on the voting on the election of directors or the ratification of the appointment of the Company's independent accountants since they will not represent votes cast at the Meeting for the purpose of voting such matters.

     Parties to the Stockholders Agreement, owning an aggregate of 44,005,200 shares, or 73.8% of the outstanding Common Stock as of January 29, 1998, have agreed to vote their shares in favor of the election of the nominees for director named herein.


                              ITEM 1 - ELECTION
                             OF BOARD OF DIRECTORS

General

     The Board consists of nine members, each of whom is elected to serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. Each director has served on the Board since 1996. Set forth below is information about each nominee for election as a director of the Board, including his business experience for the past five years. Each of the persons nominated to serve as a director of the Company is also a director of Group Holdings and Bowling Worldwide.

     The Stockholders Agreement governs the nomination of persons to serve as directors. The nominees named below have been nominated in accordance with the terms of the Stockholders Agreement. Each nominee has agreed to serve a one-year term or until his successor is duly elected and qualified. If a nominee should become unable or unwilling prior to the Meeting to serve as a director, the Investor nominating such person to serve as a director may, subject to the Stockholders Agreement, designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee so designated. See "Certain Relationships and Related Transactions - Stockholders Agreement."


Nominees for Election as Directors

     RICHARD A. FRIEDMAN, 40, is a Managing Director of Goldman, Sachs & Co. ("Goldman Sachs") and is the head of the Principal Investment Area. He joined Goldman Sachs in 1981. Mr. Friedman is on the Advisory Committees or Boards of Directors of Diamond Cable Communications PLC, Marcus Cable Company, L.P. and Polo Ralph Lauren Corporation.

     DOUGLAS J. STANARD, 51, is the President and Chief Executive Officer of the Company. He has served as President of certain of the Company's predecessors and subsidiaries since 1992.

     STEPHEN E. HARE, 44, is the Executive Vice President and Chief Financial Officer of the Company and has served in that capacity for the Company's subsidiaries since he joined AMF in May 1996. Prior to joining AMF, Mr. Hare was Senior Vice President and Chief Financial Officer of James River Corporation of Virginia, beginning in 1992.

     TERENCE M. O'TOOLE, 39, is a Managing Director of Goldman Sachs in the Principal Investment Area. He joined Goldman Sachs in 1983. Mr. O'Toole serves on the Boards of Directors of Insilco Corporation, 21st Century Newspapers, Inc., Western Wireless Corporation and Amscan Holdings, Inc.

     PETER M. SACERDOTE, 60, is a limited partner in The Goldman Sachs Group, L.P. ("The Goldman Sachs Group"). He joined Goldman Sachs in 1964 and served as a general partner from 1973 to 1990. Mr. Sacerdote is Chairman of Goldman,

Sachs & Co. Principal Investment Committee. Mr. Sacerdote serves on the Boards of Directors of Franklin Resources, Inc. and QUALCOMM, Inc.

     CHARLES M. DIKER, 63, has been a non-managing principal of Weiss, Peck & Greer, an investment management firm, since 1975. He has been Chairman of the Board of Cantel Industries, Inc. since 1986. Mr. Diker also serves as a director of BeautiControl Cosmetics, International Specialty Products, Data Broadcasting and Chyron Corporation.

     PAUL B. EDGERLEY, 42, has been Managing Director of Bain Capital, Inc., an investment firm, since 1993. From 1990 to 1993 he was a General Partner of Bain Venture Capital, and from 1988 to 1990 he was a principal of Bain Capital Partners. He serves on the Boards of Directors of Steel Dynamics, Inc., GS Industries, Inc. and Sealy Mattress Company.

     HOWARD A. LIPSON, 34, is Senior Managing Director of The Blackstone Group L.P., and has been involved in that firm's principal activities since 1988. He serves on the Boards of Directors of Allied Waste Industries, Inc., Rose Hills Holdings Corp., Prime Succession, Inc., VSI Acquisition II Corporation and Ritvik Toys, Inc.

     THOMAS R. WALL IV, 39, joined Kelso & Company, L.P. in 1983 and has served as a Managing Director since 1990. Mr. Wall is a director of CCA Holdings Corp., CCT Holdings Corp., Charter Communications Long Beach, Inc., Consolidated Vision Group, Inc., Cygnus Publishing, Inc., Hillside Broadcasting of North Carolina, Inc., IXL Holdings, Inc., Mitchell Supreme Fuel Company, Mosler Inc., Peebles, Inc., TransDigm Inc. and 21st Century Newspapers, Inc.

     THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE.


                     MEETINGS AND COMMITTEES OF THE BOARD

Committees of the Board

     The Board has three standing committees: an Audit Committee, a Compensation Committee and an Executive Committee. The Executive Committee is required by, and its membership is determined pursuant to, the Stockholders Agreement. See "Certain Relationships and Related Transactions - Stockholders Agreement." The Audit and Compensation Committees were created in December 1997 following the consummation of the Initial Public Offering.

     Audit Committee. The members of the Audit Committee are Howard A. Lipson (Chairman) and Paul B. Edgerley. The Audit Committee, which is composed entirely of independent directors, recommends to the Board the engagement of the independent auditors of the Company and reviews with the independent auditors the scope and results of the Company's audits, the Company's internal accounting controls and the professional services furnished by the independent auditors to the Company.

     Compensation Committee. The members of the Compensation Committee are Richard A. Friedman (Chairman), Charles M. Diker and Thomas R. Wall, IV. The Compensation Committee is responsible for reviewing and approving the amount and type of consideration to be paid to senior management. A subcommittee of the Compensation Committee composed of independent directors (the "Stock Option Plan Subcommittee") is authorized to grant awards under and to administer the Company's 1996 Stock Incentive Plan (the "1996 Plan") and, if adopted by shareholders at the Meeting, the 1998 Plan.

     Executive Committee. The members of the Executive Committee are Richard A. Friedman (Chairman), Douglas J. Stanard and Terence M. O'Toole. Subject to the Stockholders Agreement, the Executive Committee may exercise all the powers and authority of the Board (subject further to any restrictions under Delaware law) except with respect to those actions requiring a Special Vote (as hereinafter defined) and, in the case of matters requiring a prior meeting of the Board, only after such meeting has occurred. See "Certain Relationships and Related Transactions - Stockholders Agreement."


Attendance at Meetings

     During 1997, the Board held seven meetings. The Executive Committee did not meet during 1997. The Audit Committee, which was created in December 1997, did not meet in 1997. The Compensation Committee, which was also created in December 1997, met once in 1997. Except for Messrs. Wall and Lipson, all directors of the Company attended at least 75% of the aggregate of all meetings of the Board and the Committees on which they served.

Compensation of Directors

     Directors who are officers or employees of the Company receive no compensation for service as members of the Board or committees thereof. Directors who are not officers or employees of the Company or affiliated with Goldman, Sachs & Co. receive a $2,000 fee for attending each Board meeting and a $1,000 fee for attending each committee meeting. All directors' reasonable expenses for attending Board and committee meetings and related duties are reimbursed by the Company.

     Pursuant to an option agreement (the "Diker Option Agreement"), dated May 1, 1996, Mr. Diker, a director of the Company, was granted nonqualified stock options to purchase 100,000 shares of Common Stock at an exercise price of $10.00 per share pursuant to the 1996 Plan. One-third of such stock options vested on May 1, 1996, one-third vested on May 1, 1997 and the remaining stock options vest on May 1, 1998. If any successor to the Company acquires all or substantially all of the business and/or assets of the Company, the Company may purchase all of the stock options then held by Mr. Diker for the fair market value of the underlying Common Stock minus the exercise price of the stock options. Mr. Diker is a party to the Stockholders Agreement and any shares of Common Stock held by Mr. Diker are subject to the terms of the Stockholders Agreement, as well as the terms of the Diker Option Agreement. See "Certain Relationships and Related Transactions - Stockholders Agreement."


Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists of: Richard A. Friedman (Chairman), Charles M. Diker and Thomas R. Wall, IV. Mr. Friedman was President and Chief Executive Officer of the Company until July 31, 1997, which period was prior to the Initial Public Offering. Mr. Friedman did not receive any compensation for such services. No interlocking relationship exists between any member of the Compensation Committee and any member of any other company's board of directors or compensation committee, nor did any such interlocking relationship exist during 1997.


Section 16(a) Beneficial Ownership Reporting Compliance

     Ownership of and transactions in the Common Stock by executive officers and directors of the Company and any persons owning more than 10% of the Common Stock are required to be reported to the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934. Based solely upon its review of the copies of the Forms 3, 4 and 5 received by it, and written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that all officers, directors and 10% shareholders complied with such filing requirements, except Michael P. Bardaro, who filed late a Form 5, reporting the acquisition of 200 shares in November 1997.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table shows for each of the three years ended December 31, 1995, 1996 and 1997, compensation paid or accrued by the Company and its predecessor to the Company's Chief Executive Officer and each of the Company's other three most highly compensated executive officers (the "Named Executive Officers").

                                                                Annual                      Long-Term
                                                            Compensation(a)                Compensation
                                                     ----------------------------- ----------------------------
                                                                                      Awards        Payouts
                                                                                   ----------- ----------------
                                                                                    Securities
                                                                                    Underlying
                                                                                      Stock          LTIP           All Other
                                                                                     Options        Payouts       Compensation
         Name and Principal Position           Year   Salary ($)      Bonus ($)      (#) (b)          ($)            ($)(c)
--------------------------------------------- ------ ------------ ---------------- ----------- ---------------- ----------------
Douglas J. Stanard                            1997      379,167        489,584(d)     25,000             --            8,000
 President/Chief                              1996      308,333        229,167       130,000             --            7,500
 Executive Officer                            1995      225,000        204,750            --             --               --
Richard A. Friedman (e)                       1997           --             --            --             --               --
  Chairman/Former President and Chief         1996           --             --            --             --               --
  Executive Officer                           1995           --             --            --             --               --
Stephen E. Hare (f)                           1997      302,500        340,000(g)     15,000             --            8,000
  Executive Vice President, Chief Financial   1996      178,333        266,667(h)    105,000             --               --
  Officer and Treasurer
Robert L. Morin                               1997       41,668         20,000(i)         --             --          250,000(i)
  Executive Vice President/Director of        1996      228,341         83,325       110,000        860,100(j)         7,500
  Worldwide Market Development                1995      180,286         60,125            --             --               --
Michael P. Bardaro                            1997      133,316        105,101        10,000             --            8,000
  Vice President, Corporate Controller and    1996      120,958         40,076        25,000             --          168,338(k)
  Assistant Secretary                         1995       95,833         29,958            --             --            2,327

---------
(a) None of the Named Executive Officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of the total of their salary and bonus or other amounts properly reportable as other annual compensation.

(b) Options to purchase shares of Common Stock. The Company has not granted any stock appreciation rights or restricted stock.

(c) Unless otherwise indicated, All Other Compensation represents matching profit-sharing contributions made by the Company under its 401(k) plan.

(d) Includes a special one-time bonus of $250,000 approved by the Compensation Committee for services in connection with the Initial Public Offering.

(e) Mr. Friedman has received no compensation from the Company and ceased to hold the positions of Chief Executive Officer and President of the Company on July 31, 1997, at which time Mr. Stanard, who had been and continues to be Chief Executive Officer of the Company's principal subsidiaries, assumed the additional titles of President and Chief Executive Officer of the Company.

(f) Mr. Hare's employment with the Company began on May 28, 1996.

(g) Includes a special one-time bonus of $175,000 approved by the Compensation Committee for services in connection with the Initial Public Offering.

(h) Mr. Hare received two bonuses with respect to 1996, one for $166,667 and one for $100,000. See "Employment Agreements."

(i) Mr. Morin resigned all positions with the Company and its subsidiaries as of February 28, 1997. In connection with his resignation Mr. Morin was paid $270,000 by the Company, representing $250,000 in severance and $20,000 in bonus earned for the period from January 1, 1997 through February 28, 1997.

(j) In connection with the Acquisition, Mr. Morin received a cash payment in exchange for his 10,000 shares of phantom stock issued by a division of the Company's predecessor under a phantom stock plan.

(k) Includes a "special one-time bonus" in the amount of $161,338 paid in 1996 by the Company's predecessor in connection with the Acquisition.

Stock Option Grants In Last Fiscal Year

     The following table provides information regarding the granting of stock options to the Named Executive Officers in 1997 pursuant to the 1996 Plan.



                                                         Individual Grants
                                -------------------------------------------------------------------
                                                                                                        Potential Realizable
                                                                                                          Value at Assumed
                                   Number of           % of                                                Annual Rates of
                                   Securities       Total Stock                                              Stock Price
                                   Underlying         Options                                             Appreciation for
                                 Stock Options      Granted to        Exercise                            Option Term(4)(5)
                                  Granted (#)      Employees in       Price Per        Expiration     -------------------------
             Name                   (1) (2)           1997(3)       Share ($/Sh)          Date           5% ($)       10% ($)
-----------------------------   ---------------   --------------   --------------   ---------------   -----------   -----------
Douglas J. Stanard ..........        25,000             3.6%          $ 10.00       June 11, 2007      $407,223      $648,435
Richard A. Friedman .........            --              --                --             --                 --            --
Stephen E. Hare .............        15,000             2.1%          $ 10.00       June 11, 2007      $244,334      $389,061
Robert L. Morin .............            --              --                --             --                 --            --
Michael P. Bardaro ..........        10,000             1.4%          $ 10.00       June 11, 2007      $162,889      $259,374

---------
(1) All stock options listed in this table were granted under the 1996 Plan. The Company did not grant any stock appreciation rights in 1997.

(2) The stock options listed in this table that remain outstanding will become 20% vested on each anniversary of the date on which the options were granted until all have vested. Upon an optionee's termination of employment, the portion of an option that has not yet vested will be forfeited. The first anniversary of each option described above will be June 11, 1998. All options were granted at 100% of the fair market value of the Common Stock on the date of grant.

(3) In 1997, 703,500 stock options were granted under the 1996 Plan.

(4) Potential realizable value is calculated from $10.00, the grant price per share due to the lack of a public trading market on the date of grant for the securities underlying the stock options.

(5) The dollar amounts under these columns use the 5% and 10% rates of appreciation prescribed by the Securities and Exchange Commission. The 5% and 10% rates of appreciation would result in per share prices of $16.2889 and $25.9374. The Company expresses no opinion regarding whether this level of appreciation will be realized and expressly disclaims any representation to that effect.


Aggregated Stock Option Exercises and Fiscal Year-End Option Value

     The following table provides information regarding the number and value of unexercised stock options at December 31, 1997 for the Named Executive Officers. No Named Executive Officer exercised any stock options in fiscal year 1997.



                                 Number of Securities Underlying    Value of Unexercised In-the-
             Name                 Unexercised Stock Options at         Money Stock Options at
------------------------------        December 31, 1997 (#)          December 31, 1997 ($) (1)
                                  Exercisable     Unexercisable     Exercisable     Unexercisable
                                 -------------   ---------------   -------------   --------------
 Douglas J. Stanard ..........      26,000          129,000           $390,000       $1,935,000
 Richard A. Friedman .........        0                0                    --               --
 Stephen E. Hare .............      21,000           99,000           $315,000       $1,485,000
 Robert L. Morin(2) ..........        0                0                    --               --
 Michael P. Bardaro ..........      5,000            30,000           $ 75,000       $  450,000

---------
(1) Based on the last sales price of the Common Stock on the New York Stock Exchange as of December 31, 1997 of $25.00 per share, minus the exercise price.

(2) In connection with the termination of his employment with the Company on February 28, 1997, Mr. Morin forfeited all of his stock options.

Employment Agreements

     Messrs. Stanard and Hare each have an employment agreement (collectively, the "Executive Employment Agreements") with the Company. Mr. Stanard's Executive Employment Agreement is for an employment period ending on May 1, 1999, and Mr. Hare's is for an employment period ending on May 28, 1999. Each executive receives compensation consisting of salary and an incentive bonus if certain operational and financial targets are met. Mr. Stanard's annual base salary under his Executive Employment Agreement is $350,000. On June 1, 1997, the Board raised his salary to $400,000. Mr. Hare's annual base salary under his Executive Employment Agreement is $300,000. On December 1, 1997, the Board raised his base salary to $330,000. Both Executive Employment Agreements provide for the payment of an annual bonus if certain operational and financial targets, determined by the Board (the "Targets"), are attained, and the executive may earn a smaller annual bonus if less than 100% but more than 90% of the Targets are attained. Under their respective Executive Employment Agreements, Mr. Stanard and Mr. Hare hold positions with the Company and certain of its subsidiaries and affiliates.

     The Executive Employment Agreements provide for payment of accrued compensation, continuation of certain benefits and payment of a portion of the executive's bonus (if the applicable Targets are later met) following termination of employment under certain circumstances. The Executive Employment Agreements further provide for a severance payment equal to the executive's annual base salary if termination of employment is not due to death or disability. The executive's employment will be deemed to have been terminated if all or substantially all of the stock or assets of Bowling Worldwide are sold or disposed of to an unaffiliated third party and the executive is not thereafter employed by the Company or one of its continuing affiliates; however, neither the Company nor Bowling Worldwide will have any obligations with respect to accrued salary, continuation of benefits, allocated portion of bonus or, if applicable, severance payments to either Mr. Stanard or Mr. Hare upon termination of his employment if he is hired by the purchaser of Bowling Worldwide's stock or assets, or if his employment is continued by Bowling Worldwide.

     Mr. Stanard purchased, pursuant to his Executive Employment Agreement, 150,000 shares of Common Stock for $500,000 in cash plus a non-recourse promissory note for $1,000,000 payable to the Company and secured by his purchased stock, which has been pledged pursuant to a stock pledge agreement between Mr. Stanard and the Company. Mr. Hare purchased 150,000 shares of Common Stock for $500,000 in cash plus a non-recourse promissory note for $1,000,000 payable to the Company and secured by his purchased stock, which has been pledged pursuant to a stock pledge agreement between Mr. Hare and the Company. Mr. Hare received a bonus of $166,667 in connection with his employment with the Company. Mr. Hare used the proceeds of such bonus to pay a portion of the purchase price for his purchased stock. Further, the Company loaned Mr. Hare $62,614 to be used to pay taxes associated with such bonus. In exchange, Mr. Hare gave the Company a full recourse promissory note for $62,614 secured by his purchased stock. In addition, Mr. Stanard and Mr. Hare were granted stock options to purchase 130,000 and 105,000 shares of Common Stock, respectively. Unless sooner exercised or forfeited as provided, such stock options expire on May 1, 2006 and May 28, 2006, respectively. To the extent not inconsistent with the Executive Employment Agreements, such stock options are governed by the 1996 Plan. Twenty percent of 130,000 of Mr. Stanard's stock options vested on May 1, 1997 and another 20% of those options will vest on each May 1 thereafter through the year 2001. Twenty percent of 105,000 of Mr. Hare's stock options vested on May 28, 1997 and another 20% of those options will vest on each May 28 thereafter through the year 2001. Immediately prior to certain change in control transactions, any unvested stock options will vest.

     If any successor to the Company or Bowling Worldwide acquires all or substantially all of the business and/or assets of the Company or Bowling Worldwide, the Company may purchase all of the shares of purchased stock and any shares of Common Stock issued upon exercise of the stock option (together, the "Restricted Stock") held by the executive for its fair market value, and any stock options then held by him for the fair market value of the underlying Common Stock less the exercise price of the stock options.

     Prior to February 28, 1997, when his employment terminated and he resigned all positions with the Company and its affiliates, Mr. Morin was employed by the Company pursuant to an employment agreement (the "Morin Employment Agreement") on terms substantially similar to those of Mr. Stanard's Executive Employment Agreement, described above. Pursuant to the terms of the Morin Employment Agreement, Mr. Morin received a cash payment of $270,000, representing severance pay equal to his annual base salary and an allocable bonus in the amount of $20,000. In addition, the Company repurchased Mr. Morin's Common Stock for $500,000 in cash plus the cancellation of a promissory note, including interest thereon. The stock options granted to Mr. Morin were forfeited upon his resignation.

1996 Stock Incentive Plan

     In connection with the Acquisition, the Company adopted the 1996 Plan under which the Company may grant incentive awards in the form of shares of Common Stock ("Restricted Stock Awards"), options to purchase shares of Common Stock ("Stock Options") and stock appreciation rights ("Stock Appreciation Rights") to certain officers, employees, consultants and non-employee directors ("Participants") of the Company and its affiliates. The total number of shares of Common Stock initially reserved and available for grant under the 1996 Plan is 1,767,151. As of December 31, 1997, Stock Options to purchase 1,573,500 shares of Common Stock were outstanding, at an exercise price of $10.00 per share. The Compensation Committee or its Stock Option Plan Subcommittee is authorized to make grants and various other decisions under the 1996 Plan and to make determinations as to certain terms of awards granted under the 1996 Plan. Unless otherwise determined by the Compensation Committee or its Stock Option Plan Subcommittee, any Participant granted an award under the 1996 Plan must become a party to, and agree to be bound by, the Stockholders Agreement.

     Stock Option awards under the 1996 Plan may include incentive Stock Options, nonqualified Stock Options or both, in each case with or without Stock Appreciation Rights. Stock Options are nontransferable (except under certain limited circumstances) and, unless otherwise determined by the Compensation Committee or its Stock Option Plan Subcommittee, have a term of ten years. Upon a Participant's death or when the Participant's employment with the Company or its affiliates is terminated for any reason, such Participant's previously unvested Stock Options are forfeited and the Participant or his legal representative may, within three months (if termination of employment is for any reason other than death) or one year (in the case of the Participant's death), exercise any previously vested Stock Options.

     Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option award, and are exercisable, subject to certain limitations, only in connection with the exercise of the related Stock Option. Upon the termination or exercise of the related Stock Option, Stock Appreciation Rights terminate and are no longer exercisable. Stock Appreciation Rights are transferable only with the related Stock Options. To date, the Company has not granted any Stock Appreciation Rights.

     Unless otherwise provided in the related award agreement or, if applicable, the Stockholders Agreement, immediately prior to certain change of control transactions described in the 1996 Plan, all outstanding Stock Options and Stock Appreciation Rights will, subject to certain limitations, become fully exercisable and vested and any restrictions and deferral limitations applicable to any Restricted Stock Awards will lapse.

     The 1996 Plan will terminate on May 1, 2006; however, awards outstanding as of such date will not be affected or impaired by such termination. The Board has authority to amend the 1996 Plan and the Compensation Committee or its Stock Option Plan Subcommittee may amend awards granted thereunder, subject to the terms of the 1996 Plan.


Report of the Compensation Committee

     The Compensation Committee (the "Committee") reviews, and subject to Board ratification, approves actions regarding the Company's executive compensation program. The program is designed to attract, motivate and retain the executive management necessary to enhance the profitability of the Company and increase shareholder value. The program provides executives with:

   1. A competitive base salary;

   2. Variable pay opportunities that subject a significant portion of the executive's total compensation to attainment of specific performance criteria;

   3. Total compensation that appropriately rewards attainment of both short and long-term goals; and

   4. Stock Options which link management incentives to increases in shareholder value.

     The objective of the program is to pay total compensation commensurate with the Company's performance as compared to a peer group of companies. The program has three elements: base salary, annual bonus and stock incentive award. The Committee supports executive stock ownership as a means to link management and shareholder interests. The Company is seeking shareholder approval of a new stock incentive plan at the Meeting as explained in "Item 2 -- Approval of the AMF Bowling, Inc. 1998 Stock Incentive Plan."

     Base Salary. Base salaries for 1997 were set at levels equal to the average base salaries for executives with comparable positions in a group of peer companies. The peer group consisted of location-based entertainment companies. The Committee will review the base salary of senior officers every 12 months.

     Annual Bonus. The annual bonus for 1997 was based on yearly performance objectives. Program participants included executives and key management employees. The Chief Executive Officer approved the amount of the potential bonuses and the targeted performance goals for participants. For each performance objective, a performance range and potential payout from a threshold to a maximum was determined. The Committee reviewed and approved objectives, performance targets and potential payouts for the Chief Executive Officer and Chief Financial Officer. The Executive Committee of the Board ratified the objectives and targets for the potential bonus for the Chief Executive Officer. The 1997 annual performance objectives for the Chief Executive Officer and other participants included performance against a projected budget target and individual performance measures. The 1997 annual bonus for business unit participants included the same types of objectives at the business unit level. In 1997, each participant's award contained minimum operating cash flow and revenue levels that had to be achieved before any bonus was paid. During 1997, bonus opportunities generally represented between 10% and 50% of a participant's total compensation. During 1997, the Committee also approved special one-time bonuses for the Chief Executive Officer and the Chief Financial Officer of $250,000 and $175,000, respectively, in connection with performance of certain services related to the Initial Public Offering.

     Stock Incentive Awards. The Committee and the Board approved the 1998 Plan, subject to approval by shareholders at the Meeting. The 1998 Plan is attached as Exhibit A of this Proxy Statement. If the 1998 Plan is approved by shareholders, the Committee will continue to include equity-based compensation for participants in the Company's compensation structure. The Committee believes that stock compensation will provide additional incentive to participants to focus on enhancements to shareholder value.

     Chief Executive Officer. Mr. Stanard participated in each of the compensation programs available to executives but did not participate in any decisions regarding the setting of his own compensation. Other aspects of Mr. Stanard's compensation are described under the caption "Employment Agreements." Mr. Standard's base salary was based on the same market criteria used for other senior officers and was ratified by the Executive Committee. Mr. Stanard's base salary for 1997 was slightly below average, based on national survey data that included data for companies in the peer group described above. Mr. Stanard received the bonus under the 1997 annual bonus program and the special one-time bonus referred to above.

     Compliance with Section 162(m) of the Internal Revenue Code. The Company's compensation philosophy is to have a large percentage of potential total compensation based on Company performance. Section 162(m) of the Internal Revenue Code (the "Code") provides generally that compensation paid to each of the Company's Chief Executive Officer and the other four most highly compensated officers of the Company in excess of $1 million is not deductible. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met, including shareholder approval. The 1998 Plan provides for payment of compensation that would, under certain circumstances, qualify as performance-based compensation under Section 162(m). If the 1998 Plan is approved by the shareholders, the Committee intends to take steps designed to make all compensation paid under the 1998 Plan fully deductible for federal income tax purposes. In the future, the Committee will take actions to maximize the effectiveness of the Company's compensation programs and preserve tax deductibility to the extent consistent with the best interests of the Company and its shareholders.

     The Compensation Committee submits this Report.

                                        Richard A. Friedman, Chairman
                                        Charles M. Diker
                                        Thomas R. Wall, IV

         SECURITIES OWNED BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The table below reflects the number of shares of Common Stock beneficially owned as of January 29, 1998 by (i) each director of the Company, (ii) each Named Executive Officer, (iii) the directors and executive officers as a group and (iv) each person who is known by the Company to own beneficially more than five percent of the Company's outstanding equity securities. Unless otherwise noted, each individual has sole voting power and sole investment power with respect to securities beneficially owned.



                                                                               Number of
                                                                                 Shares
                                                                              Beneficially
                                                                              Owned as of
                                                                              January 29,     Percent of
                         Name of Beneficial Owner                               1998 (1)      Class (2)
--------------------------------------------------------------------------   -------------   -----------
   Directors:
   Richard A. Friedman (3) ...............................................            --            *
   Terence M. O'Toole (4) ................................................            --            *
   Peter M. Sacerdote (5) ................................................            --            *
   Charles M. Diker (6) ..................................................       204,850            *
   Paul B. Edgerley (7) ..................................................            --            *
   Howard A. Lipson (8) ..................................................            --            *
   Thomas R. Wall, IV (9) ................................................            --            *
   Douglas J. Stanard** (10) .............................................       176,000            *
   Stephen E. Hare** (11) ................................................       171,000            *

   Named Executive Officers:
   Michael P. Bardaro (12) ...............................................         5,200            *
   All directors and executive officers as a group (10 persons) (13) .....       557,050          0.9%

   Beneficial Owners of More Than 5%:
   The Goldman Sachs Group (14) ..........................................    30,836,593         51.0%
   Blackstone Group (as hereinafter defined) (15) ........................     5,762,805          9.7%
   Kelso (as hereinafter defined) (16) ...................................     5,762,805          9.7%
   Baron Capital Group, Inc. and certain affiliates (17) .................     7,955,400         13.3%

---------
  * Less than 1%

 ** Messrs. Stanard and Hare are also Named Executive Officers

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or are exercisable within 60 days are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(2) Based on 59,630,000 shares of Common Stock outstanding and warrants (with respect to Goldman Sachs) to purchase 870,000 shares of Common Stock outstanding as of December 31, 1997.

(3) Mr. Friedman, who is a Managing Director of Goldman Sachs, disclaims beneficial ownership of the shares owned by The Goldman Sachs Group and its affiliates, except to the extent of his pecuniary interest therein.

(4) Mr. O'Toole, who is a Managing Director of Goldman Sachs, disclaims beneficial ownership of the shares owned by The Goldman Sachs Group and its affiliates, except to the extent of his pecuniary interest therein.

(5) Mr. Sacerdote, who is a limited partner of The Goldman Sachs Group, disclaims beneficial ownership of the shares owned by The Goldman Sachs Group and its affiliates, except to the extent of his pecuniary interest therein.

(6) Includes 66,666 shares which may be acquired upon the exercise of Stock Options within 60 days.

(7) Mr. Edgerley, who is (i) a Managing Director of the general partner of the general partner of Bain Capital Fund V, L.P. and Bain Capital Fund V-B, L.P. and (ii) a general partner of BCIP Associates and BCIP Trust Associates, L.P., disclaims beneficial ownership of the shares owned by those entities (collectively, "Bain"). Bain Capital Fund V, L.P.

     owns 402,002 shares, Bain Capital Fund V-B, L.P. owns 1,055,469 shares, BCIP Associates owns 193,031 shares and BCIP Trust Associates, L.P. owns 78,340 shares.

(8) Mr. Lipson, who is a member of the limited liability company which acts as the general partner of Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P. and Blackstone Family Investment Partnership II L.P. (collectively, "Blackstone Group"), disclaims beneficial ownership of the shares owned by Blackstone Group.

(9) Mr. Wall, who is (i) a general partner of Kelso Partners V, L.P., the general partner of Kelso Investment Associates V, L.P. ("KIA V") and (ii) a general partner of Kelso Equity Partners V, L.P. ("KEP V," and together with KIA V, "Kelso"), disclaims beneficial ownership of the shares owned by KIA V and KEP V.

(10) Includes 26,000 shares which may be acquired upon the exercise of Stock Options within 60 days.

(11) Includes 21,000 shares which may be acquired upon the exercise of Stock Options within 60 days.

(12) Includes 5,000 shares which may be acquired upon the exercise of Stock Options within 60 days.

(13) Includes an aggregate of 152,000 shares which may be acquired upon the exercise of Stock Options within 60 days.

(14) Of the total number of shares which may be deemed to be beneficially owned by The Goldman Sachs Group, 19,317,476 are owned by GS Capital Partners II, L.P., 7,679,488 shares are owned by GS Capital Partners II Offshore, L.P., 712,530 shares are owned by Goldman Sachs & Co. Verwaltungs GmbH, as nominee for GS Capital Partners II (Germany) C.L.P., 451,922 shares are owned by Stone Street Fund 1995, L.P., 772,646 shares are owned by Stone Street Fund 1996, L.P., 508,546 shares are owned by Bridge Street Fund 1995, L.P. and 523,986 shares are owned by Bridge Street Fund 1996, L.P. (collectively, "GSCP"). In addition, The Goldman Sachs Group beneficially owns warrants to purchase 870,000 shares of Common Stock, which were issued upon the closing of the Acquisition. GS Capital Partners II, L.P., GS Capital Partners II Offshore, L.P., GS Capital Partners II (Germany), C.L.P., Stone Street Fund 1995, L.P., Stone Street Fund 1996, L.P., Bridge Street Fund 1995, L.P. and Bridge Street Fund 1996, L.P., are investment partnerships. Affiliates of The Goldman Sachs Group are the general, managing general or managing partners of all such partnerships and have full voting and investment power with respect to the holding of such partnerships. Excludes certain shares of Common Stock in client accounts managed by Goldman Sachs (the "Managed Accounts"). Each of Goldman Sachs and The Goldman Sachs Group disclaims beneficial ownership of the Common Stock in the Managed Accounts. The address of The Goldman Sachs Group is 85 Broad Street, New York, New York 10004.

(15) Of the total number of shares beneficially owned by Blackstone Group, 4,141,761 shares are owned by Blackstone Capital Partners II Merchant Banking Fund L.P., 1,210,342 shares are owned by Blackstone Offshore Capital Partners II L.P. and 410,702 shares are owned by Blackstone Family Investment Partnership II L.P. The address of Blackstone Group is 345 Park Avenue, New York, New York 10154.

(16) Of the total number of shares beneficially owned by Kelso, 5,409,974 shares are owned by KIA V and 352,831 are owned by KEP V. The address of each such shareholder is c/o Kelso & Company, Inc., 320 Park Avenue, 24th Floor, New York, New York 10022. Due to their common control, KIA V and KEP V could be deemed to beneficially own each other's shares, but each disclaims such beneficial ownership. Frank T. Nickell, Thomas R. Wall, IV, George E. Matelich, Michael B. Goldberg, David I. Wahrhaftig and Frank K. Bynum, Jr. may be deemed to share beneficial ownership of shares beneficially owned of record by KIA V and KEP V, by virtue of their status as general partners of the general partner of KIA V and as general partners of KEP V. Messrs. Nickell, Wall, Matelich, Goldberg, Wahrhaftig and Bynum share investment and voting power with respect to securities owned by KIA V and KEP V, but disclaim beneficial ownership of such securities.

(17) Based solely on information provided in a Schedule 13G filed by Baron Capital Group, Inc. ("BCG"), BAMCO, Inc. ("BAMCO"), Baron Capital Management, Inc. ("BCM"), Baron Asset Fund ("BAF") and Ronald Baron. BAMCO and BCM are subsidiaries of BCG. BAF is an investment advisory client of BAMCO. Ronald Baron owns a controlling interest in BCG. Of the total number of shares beneficially owned by Baron, 286,000 shares are owned by BCG, 286,000 shares are owned by BCM and 286,000 shares are owned by Ronald Baron. BCG and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Ronald Baron. BAMCO and BCM disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, BCM and their affiliates. The address of Baron Capital Group, Inc. is 767 Fifth Avenue, 24th floor, New York, New York 10153.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stockholders Agreement

     On April 30, 1996, the Company, GSCP, Blackstone Group, Kelso, Bain (Bain, together with Blackstone Group and Kelso, the "Governance Investors"), Citicorp North America, Inc. ("Citicorp"), Mr. Diker (Mr. Diker, together with Blackstone Group, Kelso, Bain and Citicorp, the "Investors"), Mr. Morin and Mr. Stanard (together with Mr. Morin, the "Management Investors," and, with GSCP and the Investors, the "Stockholders") entered into a Stockholders Agreement, which regulates the relationship among the Company and the Stockholders. Subsequently, Mr. Hare and other members of management who received Stock Option awards under the 1996 Plan have become parties to the Stockholders Agreement as additional Management Investors and Stockholders. The following discussion summarizes the terms of the Stockholders Agreement that the Company believes are material to holders of Common Stock. This summary is qualified in its entirety by reference to the full text of the Stockholders Agreement, which was filed with the Securities and Exchange Commission on November 3, 1997 as an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 333-34099).

     The Stockholders Agreement confers on GSCP the right to increase or decrease the Board from its initial size of nine members. GSCP has the right to nominate five directors and to nominate a majority (not limited to a simple majority) of the members of the Board, so long as GSCP and its Permitted Transferees (as hereinafter defined), as they currently do, hold a majority of the outstanding shares of Common Stock. Each Governance Investor has the right to nominate, subject to GSCP consent, one member of the Board, so long as the number of shares of Common Stock held by it and certain of its permitted transferees under the Stockholders Agreement, as it currently is, is equal to at least one-half of the sum of (i) the number of shares initially purchased by it and its Permitted Transferees plus (ii) the number of additional shares that the Governance Investor was required to purchase pursuant to the "overcall" provisions of the Stockholders Agreement (in each case, subject to appropriate adjustments). If a Governance Investor is no longer entitled to nominate a director, the director is required to resign or be subject to removal by the shareholders. Each of GSCP and each Governance Investor has the right to recommend removal, with or without cause, of any director nominated by it, in which case such director is required to resign immediately or be subject to removal by the shareholders. In the event of death, removal or resignation of a director nominated by a Governance Investor, so long as the Governance Investor continues to have the right to nominate a director for such position, the Governance Investor has the right to nominate (subject to GSCP consent) a director to fill the vacancy created. A quorum may be constituted by a majority of the number of directors then in office, but not less than one-third of the whole Board, including at least one GSCP director.

     Pursuant to the "overcall" provisions of the Stockholders Agreement, each of GSCP and the Investors (other than Mr. Diker) agreed, for a period of two years from April 30, 1996, to purchase additional shares of Common Stock having an aggregate purchase price of up to 20% of the amount initially invested by such Investor upon the request of the Board. Any such additional investments were required to be made pro rata by the funding Investors. Funds raised through such additional investments could be used only to finance acquisitions of businesses or assets, capital expenditures, investments in partnerships or joint ventures or other investments in the business of the Company and its subsidiaries, or any similar transactions or expenditures. GSCP and the funding Investors have fully performed their "overcall" obligations under the Stockholders Agreement, the proceeds of which were used in part to fund certain acquisitions and for other corporate purposes. The parties to the Stockholders Agreement have no further rights or obligations to make capital contributions under the overcall provisions of the Stockholders Agreement.

     The Stockholders Agreement provides for the continual existence of an Executive Committee, consisting of two GSCP-nominated directors and the President and Chief Executive Officer. The Executive Committee may exercise all the powers and authority of the Board (subject to any restrictions under Delaware law) except with respect to those actions requiring a Special Vote and, in the case of matters which under the Stockholders Agreement require a prior meeting of the Board, only after such meeting has occurred. A "Special Vote" is required for (i) the issuance of capital stock below fair market value, (ii) the grant or issuance of options or warrants exercisable or exchangeable for more than 2,877,151 shares, (iii) entering into certain transactions with affiliates of GSCP and (iv) amendments to the Stockholders Agreement, the Certificate of Incorporation or By-Laws, which would adversely affect the rights and obligations of Blackstone Group or Kelso; provided, that any amendment affecting a Stockholder differently from any other Stockholder requires such Stockholder's approval. A Special Vote was required and obtained in connection with the approval of the 1998 Plan by the Board and the Executive Committee. Matters requiring a Special Vote must be approved by a majority of the GSCP directors who are partners or employees of Goldman Sachs and who are not employees of the Company and its subsidiaries, and at least one director nominated by Blackstone Group or Kelso (if there is one serving at such time.)

     Pursuant to the Stockholders Agreement, each of the Stockholders has agreed
(i) to appear in person or by proxy at any shareholder meeting for the purpose of obtaining a quorum, (ii) to vote its shares of Common Stock, at any shareholder meeting called for the purpose of voting on the election or removal of directors, in favor of the election or removal of directors, as applicable, in accordance with the provisions described in the third preceding paragraph,
(iii) otherwise to vote its shares of Common Stock at shareholder meetings in a manner consistent with the Stockholders Agreement, (iv) not to grant any proxy or enter into any voting trust with respect to the Common Stock it holds or enter into any shareholder agreement or arrangement inconsistent wih the provisions of the Stockholders Agreement and (v) not to act as a member of a group or in concert with others in connection with the acquisition, disposition or voting of shares of Common Stock in any manner inconsistent with the Stockholders Agreement.

     Under the Stockholders Agreement, Goldman Sachs had the exclusive right to perform all consulting, financing, investment banking and similar services for the Company and its subsidiaries, for customary compensation and on terms customary for similar engagements with unaffiliated third parties. Neither the Company nor its subsidiaries was allowed to engage any person to perform such services during the term of the Stockholders Agreement, except to the extent Goldman Sachs consented thereto or declined, at its sole election, to perform such services. Pursuant to the terms of the Stockholders Agreement, the provisions relating to services performed by Goldman Sachs terminated and were of no further effect upon consummation of the Initial Public Offering.

     The Stockholders Agreement provides that in the event a Stockholder determines to sell its shares of Common Stock (subject to certain exceptions, including sales of shares made through a broker under Securities and Exchange Commission Rule 144), such Stockholder must give the other Stockholders notice thereof and such other Stockholders must have the opportunity to sell a pro rata share of their Common Stock in such a sale. Moreover, in the event Stockholders owning 51% or more of the outstanding Common Stock propose to sell all of the Common Stock held by such Stockholders pursuant to a stock sale, merger, business combination, recapitalization, consolidation, reorganization, restructuring or similar transaction, such Stockholders will have the right, under certain circumstances, to require the other Stockholders to sell the equity securities of the Company held by such other Stockholders in such sale on the same terms and conditions and at the same price as the Stockholders proposing to sell.

     The foregoing rights and obligations (other than those described in the second preceding paragraph which terminated upon consummation of the Initial Public Offering) will terminate upon the first to occur of: (i) GSCP, the Investors and their permitted transferees under the Stockholders Agreement (the "Permitted Transferees") holding in the aggregate less than 50% of the sum of
(a) the number of shares of Common Stock outstanding, on a fully diluted basis, immediately after giving effect to the transactions contemplated by the subscription agreement (the "Subscription Agreement") entered into on the same date and by the same parties as the Stockholders Agreement, except for the Management Investors, and (b) the number of additional shares of Common Stock, if any, issued pursuant to the "overcall" provisions of the Stockholders Agreement and (ii) GSCP, the Investors and their Permitted Transferees holding in the aggregate less than 40% of the fully diluted shares of Common Stock then outstanding. Notwithstanding these provisions, in the event of any merger, recapitalization, consolidation, reorganization or other restructuring of the Company as a result of which the Stockholders and their Permitted Transferees own less than a majority of the outstanding voting power of the entity surviving such transaction, the Stockholders Agreement will terminate.


Registration Rights Agreement

     The Company and the Stockholders entered into a Registration Rights Agreement on April 30, 1996 (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, (i) each of Blackstone Group (as a group), Kelso (as a group) and Bain (as a group) may make one demand (subject to certain exceptions) of the Company to register shares of Common Stock held by such group and (ii) GSCP may make up to five demands (subject to certain exceptions) of the Company to register shares of Common Stock held by it, in each case, so long as
(a) the aggregate offering price for the shares to be sold is at least $50 million and (b) shares representing at least 5% of the sum of (1) the number of shares of Common Stock purchased by GSCP prior to execution of the Subscription Agreement, (2) the number of shares of Common Stock issued pursuant to the Subscription Agreement and (3) the number of shares (subject to adjustment) of Common Stock purchased by the Stockholders pursuant to the "overcall" provisions of the Stockholders Agreement are being registered. Upon a demand for registration by any of GSCP, Blackstone Group, Kelso or Bain, each of the other Stockholders is to be given the opportunity to participate on a pro rata basis in the registration demanded. The Registration Rights Agreement also provides the Stockholders with piggyback registration rights which allow each of them to include all or a portion of their shares of Common Stock under a registration statement filed by the Company, subject to certain exceptions and limitations.

Transactions with Management and Others; Certain Business Relationships

     Messrs. Friedman and O'Toole, each of whom is a Managing Director of Goldman Sachs, and Mr. Sacerdote, who is a limited partner of The Goldman Sachs Group, are directors of the Company, Group Holdings and Bowling Worldwide. Mr. Friedman is also Chairman of the Company. Goldman Sachs and its affiliates together currently beneficially own a majority of the outstanding shares of Common Stock. See "Securities Owned by Management and Certain Beneficial Owners." Goldman Sachs and its affiliates were the initial purchasers of the debt issued by Bowling Worldwide in connection with financing the Acquisition. Goldman Sachs also served as financial advisor to the owners of the Company's predecessor in connection with the Acquisition.

     Goldman Sachs acted as the Company's lead underwriter in connection with the Initial Public Offering. Underwriting discounts paid to the entire underwriting syndicate in the Initial Public Offering totaled $18,940,500.

     Under a credit agreement, amended and restated as of November 7, 1997 among Bowling Worldwide, Goldman Sachs Credit Partners, L.P., an affiliate of Goldman Sachs, Citibank, N.A. and its affiliates Citicorp Securities, Inc. and Citicorp USA, Inc. and certain other banks, financial institutions and institutional lenders, executed in connection with the Initial Public Offering (the "Credit Agreement"), Goldman Sachs Credit Partners, L.P. acted as Syndication Agent, Goldman Sachs Credit Partners, L.P. and Citicorp Securities, Inc. acted as Arrangers, and Citibank, N.A. is acting as Administrative Agent and Citicorp USA, Inc., is acting as Collateral Agent with respect to a revolving credit and term loan facility extended to Bowling Worldwide in an amount up to $810.3 million. In 1997, total fees paid to Goldman Sachs Credit Partners, L.P. for services under the Credit Agreement were approximately $900,000. Such entity was also reimbursed for expenses incurred in connection with its services.

     Bowling Worldwide and Goldman Sachs are parties to an engagement letter pursuant to which Goldman Sachs was retained as Bowling Worldwide's financial advisor to provide investment banking and financial advisory services, including in connection with any acquisitions, dispositions or financings. Pursuant to the engagement, Bowling Worldwide has agreed to reimburse Goldman Sachs for its out-of-pocket expenses and indemnify Goldman Sachs in connection with its services arising under the engagement.

     The Company also entered into two interest rate cap agreements with Goldman Sachs Capital Markets, L.P. ("GSCM"), an affiliate of Goldman Sachs, both of which were executed to hedge the Company's exposure to fluctuations in the interest rates applicable to borrowings under the Credit Agreement. The Company paid a fee of $3.6 million to GSCM in 1996 in connection with the execution of the first of these transactions, which capped 3-month LIBOR on $500 million principal amount of debt at 6.5% until April 1998 and 7.5% from May 1998 through October 1998. The Company paid a fee of $15,000 to GSCM in respect of the second transaction executed on July 2, 1997, which capped 3-month LIBOR on $100 million in debt at 7.0% until March 31, 1998.

     The Company retained Michael Stanard Design, Inc. ("MSD"), a consultant, to provide marketing and related services in 1997 for an aggregate of $580,603. A majority owner of MSD is H. Michael Stanard, who is Douglas J. Stanard's brother. A substantial portion of such amounts were reimbursement of costs for materials, travel, printing and other out-of-pocket expenses.

     In 1997, the Company paid a fee of $300,000 to Goldman Sachs for its representation of the Company in connection with the Company's lease of its new bowling center at Chelsea Piers in New York.

See "Executive Compensation-Employment Agreements" for a discussion of arrangements under which the Com pany loaned money to Messrs. Standard and Hare on a non-recourse basis to enable them to purchase shares of Common Stock.

                               PERFORMANCE GRAPH

     The graph below compares the cumulative annual total shareholder return on the Common Stock with the cumulative annual total shareholder return of the published Standard and Poor's 500 Stock Index and an index of a group of peer companies selected by the Company for the period commencing November 4, 1997, the date of the Initial Public Offering, and ending December 31, 1997. The graph assumes an investment of $100 in the Company's Common Stock and each of the indices at the market close on November 4, 1997 and the reinvestment of all dividends. The companies included in the peer group are AMC Entertainment Inc., Carmike Cinemas, Inc., Dave & Buster's Inc., Family Golf Centers, Inc., GC Companies, Inc., IMAX Corporation, The Mills Corporation, Premier Parks Inc. and Vail Resorts, Inc. The Company is not included in the peer group index. In calculating the annual cumulative total shareholder return of the peer group index, the shareholder returns of the peer group companies are weighted according to the stock market capitalizations of the companies. Historic stock price performance is not indicative of future stock price performance.

                                    [GRAPH]


























































                                           11/4/97    12/31/97
                                          --------- -----------
           AMF Bowling, Inc. ............ $100          114.94
           S&P 500 Stock Index .......... $100           95.48
           Peer Group Index ............. $100          103.30

                             ITEM 2 -- APPROVAL OF
                THE AMF BOWLING, INC. 1998 STOCK INCENTIVE PLAN

Introduction

     Subject to shareholder approval, the Board has approved the AMF Bowling, Inc. 1998 Stock Incentive Plan (the "1998 Plan"). This summary is qualified in its entirety by reference to the full text of the 1998 Plan, attached to this Proxy Statement as Exhibit A. Terms used and not otherwise defined in this summary have the meaning set forth in the 1998 Plan.

     The 1998 Plan gives the Company a competitive advantage in attracting, retaining and motivating employees. The 1998 Plan links employee incentives to the financial results of the Company and increases in shareholder value, consistent with the compensation philosophy described in the Report of the Compensation Committee. Finally, the 1998 Plan permits the Company to maximize its tax deduction for incentive compensation paid to its most highly paid officers under Section 162(m) of the Code.


Administration of the 1998 Plan; Eligibility

     The 1998 Plan will be administered by the Compensation Committee or a subcommittee of the Compensation Committee. In order to meet the requirements of
Section 162(m) of the Code and Rule 16b-3, the Board established the Stock Option Plan Subcommittee of the Compensation Committee, which consists of at least two members of the Compensation Committee, and delegated to it responsibility for administering the 1998 Plan. The subcommittee is referred to as the "Committee" for purposes of this summary.

     Employees who have directly affected or are expected to directly affect the management, growth and profitability of the Company are eligible to receive Awards under the 1998 Plan. The Committee has the power and complete discretion to select eligible employees to receive Awards, and to determine the type, terms and conditions of the Awards. The Committee may delegate to the Chief Executive Officer the power to select which employees will receive Awards, the type of Awards, the time when Awards are granted, the number of shares of Common Stock allocated to Awards and the terms of Awards, except to the extent that such a delegation would prevent compliance with Rule 16b-3, Section 162(m) or any other provisions of the Code, or other applicable law or regulation. Actions taken by the Chief Executive Officer pursuant to such a delegation must be ratified by the Committee. The Company has approximately 100 employees who would currently be eligible to receive Awards under the 1998 Plan.


Amount of Stock Available for Awards

     Two million shares of Common Stock will be reserved and available for issuance under the 1998 Plan. In addition, shares of Common Stock that have been reserved but not issued under the 1996 Plan, and shares which are subject to awards under the 1996 Plan that expire or otherwise terminate, may be allocated to Awards under the 1998 Plan. As of December 31, 1997, there were 193,651 shares of Common Stock under the 1996 Plan which had not yet been allocated to awards under that plan.

     Shares allocated to Awards under the 1998 Plan which are later forfeited, expire or otherwise terminate (including shares subject to Stock Appreciation Rights that are exercised for cash) may again be used for Awards under the 1998 Plan. No more than two hundred thousand shares of Common Stock may be allocated to the Awards granted under the 1998 Plan to a Participant in any one year.

     The Board or the Committee will adjust the number or kind of shares which may be issued under the 1998 Plan in the event of a merger, reorganization, consolidation, recapitalization, spinoff, stock dividend, stock split, reverse stock split, extraordinary distribution with respect to the Common Stock or other change in corporate structure affecting the Common Stock.

     The Common Stock is traded on the New York Stock Exchange. On March 23, 1998 the closing price was $25 5/8.


Types of Awards that May Be Granted Under the 1998 Plan

     Stock Options, Stock Appreciation Rights and Restricted Stock may be granted under the 1998 Plan.

   Stock Options and Stock Appreciation Rights. The Committee may grant Stock Options to eligible employees and establish the terms and conditions for exercising a Stock Option. Stock Options may be either Incentive Stock Options (which are subject to favorable tax treatment under Section 422 of the Code) or Nonqualified Stock Options (which are not subject to such treatment). Stock Appreciation Rights may be granted with respect to all or any part of a Stock Option, and also are subject to terms and conditions set by the Committee. Stock Appreciation Rights may only be granted in connection with a Stock Option.

     The exercise price of a Nonqualified Stock Option must be at least 90% of the Fair Market Value of the Common Stock on the date that the Stock Option is granted. The exercise price of an Incentive Stock Option must be at least 100% of the Fair Market Value of the Common Stock on the date that the Stock Option is granted (or 110% of Fair Market Value in the case of a grant to an employee who is a 10% shareholder of the Company). The value of Incentive Stock Options that can be exercised by a Participant for the first time in any calendar year under the 1998 Plan, or under any similar plan maintained by the Company (including the 1996 Plan), is limited to $100,000. The Committee may set the term of a Stock Option, which may not be longer than ten years (or five years in the case of a 10% shareholder). If the Committee does not set the term of a Stock Option, the term will be ten years.

     The Committee may grant a Stock Appreciation Right in connection with all or any part of a Stock Option. A Stock Appreciation Right entitles the Participant to receive an amount equal to the excess of (i) the Fair Market Value of the Common Stock covered by the Stock Appreciation Right over (ii) the price of the Common Stock on the date the Stock Appreciation Right was granted. The Stock Appreciation Right can be paid in stock or cash, or both.

     Restricted Stock. The Committee may also grant shares of Common Stock that are subject to certain terms and conditions ("Restricted Stock"). Employees who receive Restricted Stock may not sell or transfer the Restricted Stock until the restrictions have been met, and if the restrictions are not met, the Restricted Stock will be forfeited. Unless otherwise provided in the Restricted Stock Agreement, the Stockholders Agreement or any other agreement, a holder of Restricted Stock will have all the rights of a Company shareholder holding the same class or series of Common Stock, including the right to vote the shares and the right to receive cash dividends and distributions.

     At the time an Award is granted under the 1998 Plan or at any time thereafter, the Committee may also grant to the Participant the right to receive a cash payment for the purpose of assisting the Participant to pay applicable payroll taxes on the Award, subject to such terms and conditions as the Committee may impose.


Transferability and Modification of Awards

     Stock Options will not be transferable other than (i) by will or by the laws of descent or distribution, or (ii) in the case of a Nonqualified Stock Option, pursuant to a qualified domestic relations order (as defined in the Employee Retirement Income Security Act of 1974) or under such other circumstances as may be determined by the Committee in its discretion. Incentive Stock Options may only be transferred by will or by the laws of descent and distribution. Participants cannot sell, transfer or pledge shares of Restricted Stock until the shares become unrestricted, as provided in the Restricted Stock Agreement.

     Upon a Change of Control, and unless otherwise provided in a Participant's Award Agreement or the Stockholders Agreement, all Stock Options and Stock Appreciation Rights outstanding immediately prior to the Change of Control will become fully vested and exercisable (to the full extent of the original grant). Also upon a Change of Control, the restrictions applicable to Restricted Stock will lapse and such Restricted Stock will become fully vested, free of restrictions and transferable to the full extent of the portion of the grant that had not previously been forfeited.

     The Board may unilaterally amend any Award as necessary to ensure that it continues to comply with Rule 16b-3, or to cause Incentive Stock Options to meet the requirements of the Code and regulations promulgated thereunder.


Term; Modification of the 1998 Plan

     The 1998 Plan was approved by the Board and by a Special Vote (as required by the Stockholders Agreement) on March 6, 1998. Awards under the 1998 Plan are contingent on shareholder approval of the 1998 Plan and meeting federal or state securities law requirements. Therefore, Participants cannot exercise Stock Options or Stock Appreciation Rights that may be granted under the 1998 Plan until such conditions are met. Unless the Board sooner terminates it, the 1998 Plan will terminate ten years after the date on which the Board approved it.

     The Board may amend or terminate the 1998 Plan as it deems advisable. However, if and to the extent required by the Code, shareholders must approve amendments that would (i) increase the number of shares of Common Stock that are reserved and available for issuance under the 1998 Plan, (ii) materially change the requirements for eligibility to participate in the 1998 Plan, or (iii) materially increase the benefits that eligible employees may receive under the 1998 Plan. The Board may amend the 1998 Plan as necessary and without shareholder approval to ensure that the 1998 Plan continues to comply with Rule 16b-3 or to cause Incentive Stock Options to meet the requirements of the Code and applicable regulations.

Federal Income Tax Consequences

     A Participant generally will not incur federal income tax when he or she is granted a Nonqualified Stock Option, an Incentive Stock Option or a Stock Appreciation Right. Upon exercise of a Nonqualified Stock Option or a Stock Appreciation Right, the Participant will be treated, in most circumstances, as having received ordinary income equal to the difference between the fair market value of the Common Stock on the date of the exercise and the Exercise Price. This income is subject to income tax withholding by the Company. When a Participant exercises an Incentive Stock Option, he or she generally will not recognize taxable income, unless the Participant is subject to the alternative minimum tax, subject to satisfying applicable holding period requirements.

     A Participant will generally not incur federal income tax when he or she is granted Restricted Stock. When the restrictions imposed on the Restricted Stock lapse, the Participant will be treated as having received ordinary income equal to the fair market value of the Restricted Stock on the date the restrictions lapsed. A Participant may make a special election under the Code to be taxed on the fair market value of the Restricted Stock at the time the Restricted Stock is granted. If such an election is made, the Participant generally will not be taxed when the restrictions on the Restricted Stock later lapse. Income recognized by a Participant in connection with Restricted Stock is subject to income tax withholding by the Company.

     The Company usually will be entitled to a business expense deduction at the time and in the amount that the recipient of an Award recognizes ordinary income. As stated above, this usually occurs upon exercise of Nonqualified Stock Options and Stock Appreciation Rights, and upon the lapse of restrictions on Restricted Stock. No deduction is allowed in connection with an Incentive Stock Option unless the employee disposes of the Common Stock received upon exercise in violation of certain holding period requirements. There also may be circumstances when a deduction is not allowed for certain transfers of Common Stock or payments to Participants upon the exercise of an Award that has been accelerated as a result of a Change of Control.

     This summary of federal income tax consequences of Stock Options, Stock Appreciation Rights and Restricted Stock is not complete. State, local and foreign income taxes may also be applicable to these transactions.


Compliance with Section 162(m) of the Code

     Section 162(m) of the Code imposes a $1,000,000 limit on the amount of the annual compensation deduction allowable to a publicly-held company with respect to its CEO and each of its other four most highly compensated officers. An exception to this limit is provided for performance-based compensation if certain requirements are met. The 1998 Plan permits the Committee to grant Nonqualified Stock Options and Stock Appreciation Rights that will qualify for this exception from the deduction limit, as will Incentive Stock Options to the extent ordinary income is recognized under such Options.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMF BOWLING, INC. 1998 PLAN.


                     ITEM 3 - RATIFICATION OF APPOINTMENT
                       OF INDEPENDENT PUBLIC ACCOUNTANTS

     Acting upon the recommendation of the Audit Committee, the Board has appointed Arthur Andersen LLP as the Company's independent public accountants to audit the consolidated financial statements of the Company for the year ending December 31, 1998. Arthur Andersen LLP has served as the Company's independent public accountants since the Acquisition in 1996. The Predecessor Company had engaged Price Waterhouse LLP as its independent accountants to audit the consolidated financial statements for the months ended April 30, 1996 and the year ended December 31, 1995. Although action by the shareholders in this matter is not required, the Board believes that it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by independent public accountants in maintaining the integrity of Company financial controls and reporting. A representative of Arthur Andersen LLP is expected to be present at the Meeting and will be available to respond to appropriate questions that may be asked by shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY FOR THE FISCAL YEAR 1998.

                            ITEM 4 - OTHER BUSINESS

     At this time, the Company knows of no other matters to be brought before the Meeting, but if other matters properly come before the Meeting, your proxy may be voted by the persons named in it in such manner as they deem to be in the best interest of the Company and its shareholders.


       Shareholder Proposals for Presentation at the 1999 Annual Meeting

     Proposals that any shareholder desires to have included in the proxy statement for the 1999 Annual Meeting of Shareholders must be received by the Secretary of the Company at its principal executive offices no later than October 1, 1998.

     REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. IF YOU ARE UNABLE TO ATTEND THE MEETING, YOU ARE URGED TO DATE AND SIGN YOUR PROXY AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ADDRESSED ENVELOPE. THE SHARES REPRESENTED BY EACH PROXY SO SIGNED AND RETURNED WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDERS' DIRECTIONS.

                                             By Order of the Board

                                             /s/ SUZANNE B. ROSKI
                                             -----------------------
                                             SUZANNE B. ROSKI
                                             Secretary

April 13, 1998

                                                                       EXHIBIT A


                               AMF BOWLING, INC.

                           1998 STOCK INCENTIVE PLAN


SECTION 1. Purpose; Definitions

     The purpose of the Plan is to give the Company and its Affiliates (as defined below) a competitive advantage in attracting, retaining and motivating employees, and to provide the Company and its subsidiaries with a stock plan providing incentives linked to the financial results of the Company and increases in shareholder value.

     For purposes of the Plan, the following terms are defined as set forth below:

     (a) "Affiliate" of a Person means a Person controlled by, controlling or under common control with such Person.

     (b) "Award" means a Stock Appreciation Right, Stock Option or Restricted Stock.

     (c) "Award Agreement" means a Restricted Stock Agreement or Option Agreement. An Award Agreement may consist of provisions of an employment agreement.

     (d) "Board" means the Board of Directors of the Company.

     (e) "Change in Control" shall mean (1) the acquisition by a Person or a group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of a majority of the outstanding voting stock of the Company (but not including any acquisition by GSCP or its Affiliates), or (2) the sale of or other disposition (other than by way of merger or consolidation) of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any Person or group (as defined above). For all purposes of the Plan, the sale of one of the Company's two main businesses (i.e., (x) bowling products and related activities and (y) operation of bowling centers) is not a Change of Control.

     (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     (g) "Commission" means the Securities and Exchange Commission or any successor agency.

     (h) "Committee" means the Compensation Committee of the Board, provided that, if any member of the Compensation Committee does not or would not qualify as both an outside director for purposes of Section 162(m) of the Code and a non-employee director for purposes of Rule 16b-3, the Board shall designate the remaining members of the Compensation Committee (but not less than two members) as a subcommittee of the Compensation Committee to act as the Committee for purposes of the Plan.

     (i) "Common Stock" means common stock, par value $0.01 per share, of the Company.

     (j) "Company" means AMF Bowling, Inc., a Delaware corporation.

     (k) "Disability" means, as to an Incentive Stock Option, a disability within the meaning of Section 22(e)(3) of the Code. As to all other Awards, "Disability" shall mean permanent and total disability as determined under procedures established by the Committee for purposes of the Plan, unless otherwise defined in an applicable Restricted Stock Agreement or Option Agreement.

     (l) "Employment" means, unless otherwise defined in an applicable Restricted Stock Agreement or Option Agreement, employment with the Company or any of its Affiliates.

     (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

     (n) "Fair Market Value" of the Common Stock means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed or, if not so listed, on NASDAQ. If such sales prices are not so available, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

     (o) "GSCP" means, collectively, GS Capital Partners II, L.P., The Goldman Sachs Group and certain other partnerships and entities, as defined in the Stockholders Agreement.

     (p) "Incentive Stock Option" means any Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code.

     (q) "Mature Shares" means shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (1) has held for at least six months, or (2) has purchased on the open market.

     (r) "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     (s) "Option Agreement" means an agreement setting forth the terms and conditions of an Award of Stock Options and, if applicable, Stock Appreciation Rights.

     (t) "Participant" means any employee of the Company or an Affiliate who receives an Award under the Plan.

     (u) "Person" means an individual, corporation, partnership, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity.

     (v) "Plan" means the AMF Bowling, Inc. 1998 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

     (w) "Restricted Stock" means an award granted under Section 7.

     (x) "Restricted Stock Agreement" means an agreement setting forth the terms and conditions of an Award of Restricted Stock.

     (y) "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under
Section 16 of the Exchange Act, as amended from time to time.

     (z) "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor thereto.

     (aa) "Stock Appreciation Right" means a right granted under Section 6.

     (bb) "Stock Option" means an option granted under Section 5.

     (cc) "Stockholders Agreement" means the Stockholders Agreement, dated as of April 30, 1996, among the Company and certain of its stockholders, as amended from time to time.

     (dd) "Taxable Year" means the fiscal year period used by the Company for reporting taxes or income under the Code.

     Certain other terms are defined elsewhere in this Plan.


SECTION 2. Administration

     (a) The Plan shall be administered by the Committee. Among other things, the Committee shall have the authority, subject to the terms of the Plan, to:

        (i) select, pursuant to Section 4, the employees to whom Awards may from time to time be granted;

        (ii) determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights and Restricted Stock or any combination thereof are to be granted hereunder;

        (iii) determine the time or times when an Award shall be granted, and the number of shares of Common Stock to be covered by each Award granted hereunder;

        (iv) determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price, any vesting conditions, restrictions or limitations (which may be related to the performance of the Participant, the Company or any of its Affiliates)) and any acceleration of vesting or waiver of forfeiture regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

        (v) modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;

        (vi) determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred;

        (vii) determine under what circumstances an Award may be settled in cash or Common Stock under Section 5(k);

        (viii) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

        (ix) interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

        (x) determine any additional requirements, conditions, restrictions or limitations relating to Awards that the Committee deems appropriate; and

        (xi) otherwise supervise the administration of the Plan.

     (b) The Committee may, in its discretion, delegate to the Chief Executive Officer of the Company the authorities described in subparagraphs (i) through
(iv) of paragraph (a) above, except to the extent that such a delegation would prevent compliance with Rule 16b-3, Section 162(m) or any other section of the Code, or other applicable law or regulation. Actions taken by the Chief Executive Officer pursuant to such a delegation of authority shall be subject to ratification by the Committee.

     (c) The Committee may act only by a majority of its members then in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of the Plan or an Award (or related Award Agreement) granted hereunder shall be determined by the Committee. Any determination made by the Committee pursuant to the provisions of the Plan with respect to the Plan, any Award or Award Agreement shall be made in the sole discretion of the Committee and, with respect to an Award, at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee shall be final and binding on all persons, including the Company and the Participants.


SECTION 3. Common Stock Subject to Plan

     (a) The total number of shares of Common Stock reserved and available for grant under the Plan shall be two million (2,000,000). Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares. Shares of Common Stock that have not been issued under the AMF Bowling, Inc. 1996 Stock Incentive Plan (the "1996 Plan"), and shares which are subject to awards under the 1996 Plan that expire or otherwise terminate, may be allocated to Awards under this Plan. No more than two hundred thousand (200,000) shares may be allocated to the Awards that are granted to any Participant during any single Taxable Year.

     (b) If any shares of Restricted Stock are forfeited, or if any Stock Option (and related Stock Appreciation Right, if any) expires or otherwise terminates without being exercised, or if any Stock Appreciation Right is exercised for cash, the shares subject to such Awards shall again be available for distribution in connection with Awards under the Plan.

     (c) In the event of any merger, reorganization, consolidation, recapitalization, spinoff, stock dividend, stock split, reverse stock split, extraordinary distribution with respect to the Common Stock or other change in corporate structure affecting the Common Stock, the Committee or Board may make such substitution or adjustment in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and Exercise Price (as defined in Section 5) of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to Restricted Stock Awards, and/or such other equitable substitution or adjustments as it may determine to be fair and appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Any such adjusted Exercise Price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option. Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.


SECTION 4. Eligibility

     Employees of the Company and its Affiliates who the Committee determines to have directly affected, or who are expected to directly affect, the management, growth and profitability of the Company and its Affiliates shall be eligible to be granted Awards under the Plan. The Committee shall have the power and complete discretion to select eligible employees to receive Awards and to determine for each eligible employee the nature of the Award and the terms and conditions of the Award, unless delegated to the Chief Executive Officer of the Company pursuant to Section 2(b).

SECTION 5. Stock Options

     (a) The Committee shall have the authority to grant any eligible employee Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option is not designated as an Incentive Stock Option, or even if so designated it does not qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option.

     (b) Stock Options shall be evidenced by Option Agreements, which shall include such terms and provisions as the Committee may determine from time to time. An Option Agreement shall expressly indicate whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an employee to receive the grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such employee and specifies the terms and provisions of the Stock Option, or on such other date as the Committee may determine. The Company shall notify a Participant of any grant of a Stock Option, and a written Option Agreement shall be duly executed and delivered by the Company to the Participant. Such agreement shall become effective upon execution by the Company and the Participant.

     (c) Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any Incentive Stock Option under such Section 422 of the Code.

     (d) Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

        (i) Exercise Price. The price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the Option Agreement (the "Exercise Price"). The Exercise Price for Common Stock covered under a Nonqualified Stock Option shall in no event be less than 90% of the Fair Market Value of such Common Stock on the date of grant. The Exercise Price for Common Stock covered under an Incentive Stock Option shall in no event be less than 100% of the Fair Market Value of such Common Stock on the date of grant (or 110% of Fair Market Value in the case of a grant to a 10% shareholder (as defined in Section 422 of the Code)).

        (ii) Option Term. The term of each Stock Option shall be fixed by the Committee. Absent any such term being fixed by the Committee, pursuant to an Option Agreement or otherwise, such term shall be ten years. Notwithstanding the foregoing, the term for an Incentive Stock Option shall be no longer than ten years (or five years in the case of a grant to a 10% shareholder (as defined in Section 422 of the Code)).

        (iii) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

        (iv) Method of Exercise. Subject to the provisions of this Section 5, vested Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

     (e) Notice of exercise of a vested Stock Option shall be accompanied by payment in full of the Exercise Price by certified or bank check or such other instrument as the Company may accept. If authorized under the Participant's Option Agreement or if otherwise approved by the Committee, payment in full or in part may also be made in the form of Mature Shares already owned by the Participant of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised). In the case of an Incentive Stock Option the right to make a payment in the form of already owned Mature Shares of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted.

     (f) If authorized under the Participant's Award Agreement or if otherwise approved by the Committee, payment for any shares subject to a Stock Option may also be made by (i) delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the Exercise Price, and the amount of any federal, state, local or foreign withholding taxes, or (ii) instructing the Committee to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate Exercise Price of such Stock Option. The Company may enter into agreements for coordinated procedures with one or more brokerage firms to facilitate the method of exercise described in clause (i) above.

     (g) No shares of Common Stock shall be issued until full payment therefor has been made. Except as otherwise provided in the Stockholders Agreement or the applicable Option Agreement, subject to a Participant's compliance with Section 12(a) hereof, a Participant shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends and distributions), when the Participant has given written notice of exercise, has paid in full for such shares and, if requested, has given the representations referred to in Section 12(c).

     (h) Stock Options shall not be transferable by Participants other than (i) by will or by the laws of descent and distribution, or (ii) in the case of a Nonqualified Stock Option, pursuant to a qualified domestic relations order (as defined in the Employee Retirement Income Security Act of 1974, as amended). All Stock Options shall be exercisable, subject to the terms of the Plan, during the Participant's lifetime only by the Participant or by the legal representative of the Participant or, in the case of a Nonqualified Stock Option, the Participant's alternate payee pursuant to a qualified domestic relations order. The term "Participant" includes the estate of the Participant or the legal representative of the Participant named in the Option Agreement and any person to whom a Stock Option is transferred by will or the laws of descent and distribution or, in the case of a Nonqualified Stock Option, the alternate payee under a qualified domestic relations order; provided, however, that references herein to Employment of a Participant or termination of Employment of a Participant shall continue to refer to the Employment or termination of Employment of the applicable grantee of an Award hereunder. Notwithstanding the foregoing, the Committee may in its discretion grant Nonqualified Stock Options that are transferable by a Participant under circumstances in addition to those specified above.

     (i) Unless otherwise specified in the Participant's Option Agreement, the Participant shall, upon the Participant's death or when the Participant's Employment is terminated for any reason:

        (i) forfeit all Stock Options that have not previously vested;

        (ii) have three months to exercise the Participant's vested Stock Options that are vested on the date of the Participant's termination of Employment if such termination is for any reason other than the Participant's death; and

        (iii) have one year to exercise the Participant's vested Stock Options that are vested on the date of death if the Participant's termination of Employment is due to the Participant's death.

Any vested Stock Options not exercised within the permissible period of time shall be forfeited by the Participant.

     (j) Notwithstanding any provisions of Section 5(i) to the contrary, the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

        (i) No Incentive Stock Option may be exercised after the first to occur of (x) ten years from the date of grant, (y) three months following the date of the Participant's retirement or termination of Employment for reasons other than Disability or death, or (z) one year following the date of the Participant's termination of Employment on account of Disability or death.

        (ii) An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the date of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount"). Incentive Stock Options granted under the Plan and all other plans of the Company and its Affiliates shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose, at the time the Incentive Stock Option is granted, such conditions on the Incentive Stock Option as it deems appropriate to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Stock Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

     (k) On receipt of written notice of exercise, the Committee may in its discretion elect to cash out all or any portion of the shares of Common Stock for which a Stock Option is being exercised by paying the Participant an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of one share of Common Stock over the Exercise Price per share times the number of shares of Common Stock for which the Stock Option is being exercised on the effective date of such cashout.

SECTION 6. Stock Appreciation Rights

     (a) Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Nonqualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option. In either case, the terms and conditions of a Stock Appreciation Right shall be set forth in the Option Agreement for the related Stock Option or an amendment thereto.

     (b) A Stock Appreciation Right may be exercised by a Participant in accordance with Section 6(c) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in Section 6(c). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

     (c) Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

        (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this Section 6; provided, however, that a Stock Appreciation Right shall not be exercisable during the first six months of its term by a Participant who is actually or potentially subject to Section 16(b) of the Exchange Act, except that this limitation shall not apply in the event of death or Disability of the Participant prior to the expiration of the six-month period;

        (ii) upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount equal to the product of (x) the excess of the Fair Market Value of one share of Common Stock over the Exercise Price per share specified in the related Stock Option times (y) the number of shares in respect of which the Stock Appreciation Right shall have been exercised, in cash, shares of Common Stock or both, with the Committee having the right to determine the form of payment;

       (iii) Stock Appreciation Rights shall be transferable only with the related Stock Option in accordance with Section 5(h); and

       (iv) upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares covered by the Stock Appreciation Right at the time of exercise.


SECTION 7. Restricted Stock

     The Committee shall determine the employees to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any employee, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and restrictions on transfer and any other terms and conditions of the Awards (including provisions (i) relating to placing legends on certificates representing shares of Restricted Stock, (ii) permitting the Company to require that shares of Restricted Stock be held in custody by the Company with a stock power from the owner thereof until restrictions lapse and (iii) relating to any rights to purchase the Restricted Stock on the part of the Company and its Affiliates), in addition to those contained in the Stockholders Agreement. The terms and conditions of Restricted Stock Awards shall be set forth in a Restricted Stock Agreement, which shall include such terms and provisions as the Committee may determine from time to time. Except as provided in this Section 7, the Restricted Stock Agreement, the Stockholders Agreement and any other relevant agreements, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock Award, including, if applicable, the right to vote the shares and the right to receive any cash dividends or distributions (but, subject to the third paragraph of Section 3, not the right to receive non-cash dividends or distributions). If so determined by the Committee in the applicable Restricted Stock Agreement, cash dividends and distributions on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting conditions applicable only to dividends and distributions. Each Participant shall agree at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, applicable withholding taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate free of a legend reflecting the restrictions set forth above shall be issued to such Participant. As an alternative to making a cash payment to the Company to satisfy applicable withholding taxes, if the grant so provides, the Participant may elect to (i) deliver Mature Shares or (ii) have the Company retain that number of shares of Common Stock that would satisfy all or a specified portion of the applicable withholding taxes.


SECTION 8. Tax Offset Bonuses

     At the time an Award is made hereunder or at any time thereafter, the Committee may grant to the Participant receiving such Award the right to receive a cash payment in an amount specified by the Committee, to be paid at such time or times (if ever) as the Award results in compensation income to the Participant, for the purpose of assisting the Participant to pay applicable payroll taxes, all as determined by the Committee, and on such other terms and conditions as the Committee shall determine.


SECTION 9. Change in Control Provisions

     Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided in the applicable Award Agreement or the Stockholders Agreement, in the event of a Change in Control:

     (a) immediately prior to the occurrence of a Change in Control, all Stock Options and Stock Appreciation Rights outstanding as of such date, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant; and

     (b) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions, fully vested and transferable to the full extent of the not theretofore forfeited portion of the original grant.


SECTION 10. Term, Amendment and Termination

     (a) The Plan will terminate ten (10) years after the effective date of the Plan. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

     (b) The Board may amend, alter, or discontinue the Plan, prospectively or retroactively as it shall deem advisable; provided that, if and to the extent required by the Code, no change shall be made that increases the total number of shares of Common Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 3(c)), materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. No amendment, alteration or discontinuation of the Plan shall be made which would impair the rights of any Participant under an Award theretofore granted without the Participant's consent. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall be made which would impair the rights of any Participant thereunder without the Participant's consent. Notwithstanding the foregoing the Board may unilaterally amend the Plan and any Award with respect to a Participant as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and the regulations thereunder.


SECTION 11. Unfunded Status of Plan

     It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.


SECTION 12. General Provisions

     (a) Stockholders Agreement. Unless the Committee determines otherwise, it shall be a condition to receiving any Award under the Plan that a Participant become a party to the Stockholders Agreement, and such Participant shall become a "Management Investor" thereunder.

     (b) Awards and Certificates. Shares of Restricted Stock and shares of Common Stock issuable upon the exercise of a Stock Option or Stock Appreciation Right (together, "Plan Shares") shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Plan Shares shall be registered in the name of such Participant and shall bear appropriate legends referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

     "The transferability of this certificate and the shares of stock represented hereby are subject to the terms, conditions and restrictions (including forfeiture) of the AMF Bowling, Inc. 1998 Stock Incentive Plan and [a Restricted Stock Agreement] [an Option Agreement] between the issuer and the registered holder hereof. Copies of such Plan and Agreement are on file at the offices of AMF Bowling, Inc. [address]."

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state, and may not be sold or otherwise disposed of except pursuant to an effective registration statement under said Act and applicable state securities laws or an applicable exemption to the registration requirements of such Act and laws."

     Such shares may bear other legends to the extent the Committee or the Board determines it to be necessary or appropriate, including any required by the Stockholders Agreement or pursuant to any applicable Restricted Stock Agreement or Option Agreement. If and when all restrictions expire without a prior forfeiture of the Plan Shares theretofore subject to such restrictions, new certificates for such shares shall be delivered to the Participant without the first legend listed above. The Committee may require that any certificates evidencing Plan Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that the Participant deliver a stock power, endorsed in blank, relating to the Plan Shares.

     (c) Representations and Warranties. The Committee may require each person purchasing or receiving Plan Shares to (i) represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof and (ii) make any other representations and warranties that the Committee deems appropriate.

     (d) Additional Compensation. Nothing contained in the Plan shall prevent the Company or any of its Affiliate thereof from adopting other or additional compensation arrangements for its employees.

     (e) No Right of Employment. Adoption of the Plan or grant of any Award shall not confer upon any employee any right to continued Employment, nor shall it interfere in any way with the right of the Company or any of its Affiliates thereof to terminate the Employment of any employee at any time.

     (f) Withholding Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company or, if appropriate, any of its Affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If approved by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

     (g) Beneficiaries. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid or by whom any rights of the Participant, after the Participant's death, may be exercised.

     (h) Pooling of Interests. Notwithstanding any other provision of this Plan, if any right granted pursuant to this Plan would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that but for the nature of such grant or grants would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such grant or grants Common Stock with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

     (i) Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof.

     (j) Compliance with Laws. If any law or any regulation of any commission or agency having jurisdiction shall require the Company or a Participant seeking to exercise Stock Options or Stock Appreciation Rights to take any action with respect to the Plan Shares to be issued upon the exercise of Stock Options or Stock Appreciation Rights then the date upon which the Company shall issue or cause to be issued the certificate or certificates for the Plan Shares shall be postponed until full compliance has been made with all such requirements of law or regulation; provided, that the Company shall use its reasonable efforts to take all necessary action to comply with such requirements of law or regulation. Moreover, in the event that the Company shall determine that, in compliance with the Securities Act or other applicable statutes or regulations, it is necessary to register any of the Plan Shares with respect to which an exercise of a Stock Option or Stock Appreciation Right has been made, or to qualify any such Plan Shares for exemption from any of the requirements of the Securities Act or any other applicable statute or regulation, no Stock Options or Stock Appreciation Rights may be exercised and no Plan Shares shall be issued to the exercising Participant until the required action has been completed; provided, that the Company shall use its reasonable efforts to take all necessary action to comply with such requirements of law or regulation. Notwithstanding anything to the contrary contained herein, neither the Board nor the members of the Committee owes a fiduciary duty to any Participant in his or her capacity as such.


SECTION 13. Effective Date of Plan

     The Plan shall be effective as of the date it is approved by the Board. The Plan shall be submitted to the shareholders of the Company for approval. Until
(i) the Plan has been approved by the Company's shareholders, and (ii) the requirements of any applicable federal or state securities laws have been met, no Award may be granted unless such Award is contingent on the occurrence of those events.

[AMF LOGO]

REVOCABLE PROXY

                                AMF BOWLING, INC.

                   Annual Meeting of Shareholders - May 19, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Michael P. Bardaro, Daniel McCormack and Suzanne B. Roski and each of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of AMF Bowling, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held May 19, 1998 at 9:30 a.m., and at any adjournment thereof.

                          (Continued and to be dated and signed on reverse side)

                         (continued from reverse side)

(1) Election of Directors
    [ ] FOR all nominees listed below    [ ] WITHHOLD AUTHORITY to vote for all
        (except as indicated                 nominees listed below
         otherwise below)

NOMINEES: Richard A. Freidman, Terence M. O'Toole, Peter M. Sacerdote, Douglas
          J. Stanard, Stephen E. Hare, Charles M. Diker, Paul B. Edgerley, Howard A. Lipson and Thomas R. Wall, IV

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write such nominee's name in the space provided below.

-------------------------------------------------------------------------------
(2) Approval of Proposed 1998 Stock Incentive Plan.
    [ ] FOR             [ ] AGAINST            [ ] ABSTAIN

(3) Ratification of the appointment of Arthur Andersen LLP as independent public accountants for the Company for 1998.
    [ ] FOR             [ ] AGAINST            [ ] ABSTAIN

(4) In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

        Items 1 through 3 are more particularly described in the Company's Proxy Statement for the Annual Meeting of Shareholders to be held on May 19, 1998. The undersigned hereby acknowledges receipt of the Proxy Statement, the Annual Report to Shareholders and the Company's Annual Report on Form 10-K.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED "FOR" ITEMS (1), (2), AND (3) AND, IN THE PROXIES' DISCRETION, ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

        The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

Please date this Proxy Card and sign your name exactly as it appears hereon. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer. If executed by a partnership, please sign in partnership name by authorized persons.

Dated___________________________________________________________, 1998.
______________________________________________________________________
______________________________________________________________________
Please promptly mark, sign, and mail this Proxy Card in the enclosed envelope. No postage is required.